UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2019

The Parking REIT, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55760	47-3945882
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8880 W. SUNSET RD SUITE 240, LAS VEGAS, NV		89148
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 534-5577
N/A
(Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Estimated Net Asset Value Per Share

On May 28, 2019, the Board of Directors (the "Board") of The Parking REIT, Inc., a publicly registered non-traded real estate investment trust incorporated under the laws of Maryland (the "Company"), determined that the Company's estimated net asset value  ("NAV") was approximately $174,094,000 or $25.10 per share of common stock as of May 15, 2019.  Shares in the initial public offering were sold at $25.00 per share.  In determining an estimated NAV per share of the Company's common stock, the Board relied upon information provided by the Company's management team and the Board's experience with, and knowledge of, the Company's real property and other assets.

The Company is providing the estimated NAV per share of common stock to assist broker-dealers and stockholders pursuant to certain rules of the Financial Industry Regulatory Authority, Inc. ("FINRA"). The objective of the Board in determining the estimated NAV per share of common stock was to arrive at a value, based on recent available data, that it believed was reasonable based on methods that it deemed appropriate after consultation with the Company's management team. The Company's management team performed the valuation of the Company's common stock using as a guide Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Investment Program Association in April 2013. The estimated NAV per share is based on (x) the estimated value of the Company's assets less the estimated value of the Company's liabilities and preferred stock divided by (y) the number of outstanding shares of the Company's common stock, all as of May 15, 2019.

Starting May 28, 2019, the NAV of $25.10 per share of common stock will be used for purposes of effectuating permitted redemptions of our common stock if the Board elects to reinstate the Company's share repurchase plan. The NAV of $25.10 per share of common stock will also be used for issuing shares pursuant to our distribution reinvestment plan if and when the Board resumes payment of distributions to common stockholders.

Valuation Summary

The following is a summary of the valuation methods used on the Company's assets and liabilities, and the results of the valuation.

Real Estate Investments. As of May 15, 2019, the Company had ownership interests in 42 parking assets. The Board determined the fair value of the Company's investments in parking assets to be approximately $353,274,000, as of that date. This represents a 12% increase over the aggregate cost of $314,995,000. This determination was based on appraisals of the fair value of the Company's investments in parking assets as of that date.  The Company engaged Parking Property Advisors, LLC, an independent third-party valuation firm, to coordinate the appraisal process with five independent appraisal firms and to provide it with a valuation analysis for all 42 of the properties.

In determining the market value of the parking assets, Property Parking Advisors considered typical approaches to value in developing and justifying the respective value conclusions namely, Leased Fee and Fee Simple approaches. 31 properties were valued based upon the Leased Fee approach, with significant analysis provided on the contract rent paid by the operator. Specific expenses were based on local custom (property taxes) as well as the terms of the operator agreement. 11 properties were valued based upon the Fee Simple approach.

Other Assets and Liabilities. The Board then reviewed with the Company's management team the Company's other assets and liabilities, consisting primarily of cash and cash equivalents, restricted cash, accounts receivable, and prepaid expenses and other assets. These other assets and liabilities, as recorded in the balance sheet prepared in accordance with US GAAP, were considered by the Board to equal to fair value as of May 15, 2019.

Estimated NAV Per Share. The estimated NAV per share was based upon 6,935,090 shares of the Company's common stock outstanding as of May 15, 2019.  Although the estimated NAV per share has been developed as a measure of value as of May 15, 2019,  the estimated NAV per share does not reflect (i) a liquidity discount for the fact that the shares are not currently traded on a national securities exchange and the Company's share repurchase program, when in effect, provides only limited liquidity, (ii) a discount for the non-assumability or prepayment obligations associated with certain of the Company's debt, or (iii) a discount for the Company's corporate level overhead.

The following table presents how the estimated NAV per share was determined as of May 15, 2019:

Investments in parking assets, net	$353,274,000
Cash, cash equivalents and restricted cash	8,006,000
Other assets	2,994,000
Total Assets	364,274,000

Notes payable & line of credit	(143,761,000)
Other current liabilities	(3,746,000)
Total Liabilities	(147,507,000)

Preferred Stock	(42,673,000)

Net Asset Value	174,094,000

Common stock outstanding	6,935,090

Estimated net asset value ("NAV") per share	$25.10

Limitations of Valuation Method. FINRA rules provided limited guidance on the methods an issuer must use to determine its estimated NAV per share. As with any valuation method, and as noted above, the methods used to determine the Company's estimated NAV per share were based upon a number of assumptions, estimates and judgments that may not be accurate or complete. The estimated NAV per share determined by the Board is not a representation, warranty or guarantee that, among other things:

•	a stockholder would be able to realize the estimated NAV per share if such stockholder attempts to sell his or her shares;
•
a stockholder would ultimately realize distributions per share equal to the estimated NAV per share upon liquidation of the Company's assets and settlement of the Company's liabilities or if the Company were sold;

•	shares of the Company's common stock would trade at the estimated NAV per share on a national securities exchange;
•	a third party would offer the estimated NAV per share in an arms-length transaction to purchase all or substantially all of the shares of the Company's common stock; or
•
the methods used to determine the estimated NAV per share would be acceptable to FINRA, the SEC, any state securities regulatory entity or the Department of Labor with respect to their respective requirements.

Further, the estimated NAV per share was calculated as of a particular moment in time and the value of the Company's shares will fluctuate over time as a result of, among other things, future acquisitions or dispositions of assets, developments related to individual assets and changes in the real estate and capital markets.

Forward-Looking Statements

The statements in this report include statements regarding the intent, belief or current expectations of the Company, the Board and members of its management team, including with respect to the methodology and assumptions used in determining the estimated NAV, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "strives," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. These risks include, but are not limited to: national and local economic, business and real estate market conditions; the ability to maintain sufficient liquidity and the Company's access to capital markets; the Company's ability to maintain compliance with covenants imposed on the Company by agreements governing the Company's indebtedness; the Company's ability to identify, successfully compete for and complete investment opportunities; and the performance of assets after they are acquired. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company can give no assurance that the expectations will be attained or that any deviation will not be material. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result of those factors set forth in the Risk Factors section of the Company's most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Parking REIT, INC.

Date: May 28, 2019	By:	/s/ J. Kevin Bland
	Name	J. Kevin Bland
	Title:	Chief Financial Officer